EXHIBIT 24.1




                           CONSENT OF PINKHAM & FOSTER

                           CERTIFIED PUBLIC ACCOUNTANTS

                                                                 EXHIBIT 24.1


                                          Nevoso, Pivirotto, Pinkham & Foster
                                           CERTIFIED PUBLIC ACCOUNTANTS, LLC



          We consent to the incorporation by reference in this Registration Statement of Tirex America, Inc., on Form S-8 of our report dated October 16, 1996, appearing in the incorporation by reference from the Annual Report on Form 10-KSB of Tirex America Inc. for the year ended June 30, 1996.


                                   Nevoso, Pivirotta, Pinkham & Foster
                                   Certified Public Accountants, LLC

     March 13, 1997
     Fairfield, New Jersey



        710 Route 46 East, Suite 201, Fairfield, NJ 07004 Tel 201 575-7782
                   Fax 201 575-7782  Division for CPA Firms AICPA